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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
K. HOVNANIAN ENTERPRISES, INC.

OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED
6 1/4% SENIOR NOTES DUE 2015
AND
6% SENIOR SUBORDINATED NOTES DUE 2010
FOR AN EQUAL AMOUNT OF
6 1/4% SENIOR NOTES DUE 2015
AND
6% SENIOR SUBORDINATED NOTES DUE 2010
WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

        This form, or one substantially equivalent hereto, must be used to accept either Exchange Offer made by K. Hovnanian Enterprises, Inc. (the "Issuer") and the Guarantors, pursuant to the Prospectus, dated                        , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of such Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wachovia Bank, National Association (the "Exchange Agent") as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

Delivery to: Wachovia Bank, National Association, Exchange Agent

By Overnight Mail or Courier Delivery:	By Hand:	By Mail:
Wachovia Bank, N.A. Attn: Marsha Rice Corporate Trust Operations Reorg. 1525 West W.T. Harris Blvd.-3C3 Charlotte, NC 28262-8522	Wachovia Bank, N.A. Attn: Marsha Rice Corporate Trust Operations Reorg. 1525 West W.T. Harris Blvd.-3C3 Charlotte, NC 28262-8522	Wachovia Bank, N.A. Attn: Marsha Rice Corporate Trust Operations Reorg. 1525 West W.T. Harris Blvd.-3C3 Charlotte, NC 28262-8522
By Facsimile Transmission: (704) 590-7628
Confirm By Telephone: (704) 590-7413
Information: (704) 590-7413

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of the Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures described in "The Exchange Offers—Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of the Outstanding Senior Notes Tendered:
Certificate Nos. (If Available):
Principal Amount of the Outstanding Senior Subordinated Notes Tendered:
Certificate Nos. (If Available):
(Signature(s) of Record Holder(s))
(Please Type or Print Name(s) of Record Holder(s))
Dated:	, 2005
Address:
(Zip Code)
(Daytime Area Code and Telephone No.)
☐	Check this Box if the Outstanding Senior Notes will be delivered by book-entry transfer to The Depositary Trust Company.
Account Number:
☐	Check this Box if the Outstanding Senior Subordinated Notes will be delivered by book-entry transfer to The Depositary Trust Company.
Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent's account at The Depositary Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)
Area Code and Tel. No.:
Name:
(Please Type or Print)
Title:
Dated:	, 2005
NOTE:	DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the applicable Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of Holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuer.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3.    Questions and Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.

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Delivery to: Wachovia Bank, National Association, Exchange Agent
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY